UNITED STATES

 SECURITIES AND EXCHANGE COMMISSION

 Washington, D.C. 20549

Form 8-K/A

AMENDMENT NO. 1 TO

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) – May 21, 2019

CODORUS VALLEY BANCORP, INC.

(Exact name of registrant as specified in its charter)

Pennsylvania	0-15536	23-2428543
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer ID)

105 Leader Heights Road, P.O. Box 2887, York, Pennsylvania	17405-2887
(Address of principal executive offices)	(Zip code)

717-747-1519

(Registrant’s telephone number including area code)

N/A

(Former name or address, if changed since last report)

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock, $2.50 par value	CVLY	NASDAQ Global Market

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by checkmark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR 230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR 240.12b-2)

Emerging growth company ☐

If an emerging growth company, indicate by checkmark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act ☐

CODORUS VALLEY BANCORP, INC.

FORM 8-K/A

EXPLANATORY NOTE: The Annual Meeting of Shareholders of Codorus Valley Bancorp, Inc. (the "Corporation") was held on May 21, 2019. On May 24, 2019, the Corporation filed a Form 8-K to report the results of shareholder voting at the Annual Meeting. This Form 8-K/A is being filed to report the action taken by the Corporation's Board of Directors at the Board's regular meeting on June 11, 2019, with regard to the frequency of shareholder advisory votes on executive compensation.

Item 5.07	Submission of Matters to a Vote of Security Holders

The Corporation's Annual Meeting of Shareholders was held on May 21, 2019. At the Annual Meeting, the results of the shareholders' vote on the frequency of future shareholder advisory votes on compensation of Named Executive Officers as disclosed in the proxy statement was as follows:

Total Votes in Favor of 1 Year	5,266,785
Total Votes in Favor Of 2 Years	287,379
Total Votes in Favor of 3 Years	245,923
Total Abstained	1,503,316
Broker Non-Votes	871,171

Consistent with the votes cast with respect to this proposal, on June 11, 2019, the Board of Directors determined to hold a shareholder advisory vote on the Corporation's executive compensation every year until the next vote on the frequency of future shareholder advisory votes on the Corporation's executive compensation, which is currently required to occur no later than the Corporation's 2025 Annual Meeting of Shareholders.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Codorus Valley Bancorp, Inc.

Date: June 13, 2019	By: /s/ Larry J. Miller
Larry J. Miller,
Chairman, President and
Chief Executive Officer
(Principal Executive Officer)